As filed with the Securities and Exchange Commission on August 10, 2000
                                                 Registration No. 333-
--------------------------------------------------------------------------------

                              UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                                FORM S-8

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


               SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
          (Exact name of registrant as specified in its charter)

              Delaware                              16-1494566
  (State or other jurisdiction of     ( I.R.S. Employer Identification Number)
   incorporation or organization)

                              15 Link Drive
                       Binghamton, New York 13904
           (Address of principal executive offices) (Zip Code)



                         1995 STOCK OPTION PLAN
                        (Full title of the plan)


                                                      With a copy to:

   Dr. Geoffrey T. Burnham                        Richard A. Goldberg, Esq.
Chairman of the Board, President           Swidler Berlin Shereff Friedman, LLP
 and Chief Executive Officer                       The Chrysler Building
        15 Link Drive                              405 Lexington Avenue
   Binghamton, New York 13904                   New York, New York 10174
       (607) 722-3800                               (212) 973-0111

                   (Name, address and telephone number,
                including area code, of agent for service)

                     CALCULATION OF REGISTRATION FEE

                                                       Proposed maximum       Proposed maximum
      Title of securities           Amount to be      offering price per         aggregate            Amount of
       to be registered             registered(1)          share(2)            offering price    registration fee(2)

common stock,                     1,000,000 shares         $0.5175               $517,500.00          $136.62
par value $0.01 per share
------------------------------- ------------------------------------------ ------------------------------------------

(1) Pursuant to Rule 416, this Registration Statement also covers such additional securities as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)  The Registration  Statement Fee has been calculated pursuant to Rule 457 of the Securities Act of 1933, as amended, as follows: 1,000,000 multiplied by
     .000264 multiplied by $0.5175 (representing the average of 39,404 shares having been granted at an exercise  price of $0.05 per share,  9,000 shares having been granted at an exercise  price of $0.27 per share,  4,000 shares having  been  granted at an  exercise  price of $0.3438  per share,  11,000 shares  having  been  granted at an  exercise  price of $0.3750  per share,
     335,300 shares having been granted at an exercise price of $0.5156 per share, 21,000 shares having been granted at an exercise price of $0.5625 per share, 20,000 shares having been granted at an exercise price of $0.656 per share,  44,300  shares  having  been  granted at an  exercise  price of
     $0.6875 per share,  10,000 shares having been granted at an exercise  price of $0.7188 per share, 5,000 shares having been granted at an exercise price of $0.7656 per share, 6,000 shares having been granted at an exercise price of $0.7812 per share, 30,000 shares having been granted at an exercise price of $0.8438 per share, 6,000 shares having been granted at an exercise price of $0.9844 per share, 5,000 shares having been granted at an exercise price of $1.0312 per share, 1,500 shares having been granted at an exercise price of $1.3438 per share, 3,125 shares having been granted at an exercise price of $1.9062, 1,000 shares having been granted at an exercise price of
     $4.0312 per share and 448,371 shares at $0.48 (the average of the high and low sales prices of the Registrant's Common Stock as included on the Nasdaq
     OTC Bulletin Board on August 7, 2000)).


                                     PART II

                   INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents that have been filed by Semiconductor Laser International Corporation, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

                  a. The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999.

                  b. The Registrant's Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2000.

                  c. The description of the Registrant's common stock, par value $0.01 per share, which is contained in a registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the securities offered under this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement as of the date of the filing of such documents. Any statement contained in the documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interest of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The indemnification of directors and officers of the registrant is governed by Section 145 of the General Corporation Law of the State of Delaware ("DGCL") and the Certificate of Incorporation, as amended and Restated By-Laws of the Registrant. Subsection (a) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of DGCL Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         DGCL Section 145 further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it shall ultimately be determined that he was not entitled to indemnification. DGCL Section 145 also provides that indemnification and advancement of expenses permitted thereunder are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise. DGCL Section 145 also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

         Article Seventh of the Certificate of Incorporation of the Registrant provides that no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (involving certain unlawful dividends or stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Seventh of the Certificate of Incorporation of the Registrant entitles directors, officers, employees and agents, past and present, of the registrant to indemnification to the fullest extent permitted by Section 145 of the DGCL, as the same may be supplemented from time to time.

         Pursuant to Section 145(g) of the DGCL, the Restated By-Laws of the Registrant authorize the Registrant to obtain insurance to protect directors, officers, employees or agents from certain liabilities, including liabilities against which the registrant cannot indemnify its directors, officers, employees or agents. The Registrant maintains a directors and officers liability policy which, among other things, provides for payment up to $1 million on behalf of any of the registrant's past, present or future directors or officers against loss.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed as part of this Registration Statement:

         4.1      1995 Stock Option Plan
         5.1      Opinion of Swidler Berlin Shereff Friedman, LLP
         23.1     Consent of PricewaterhouseCoopers LLP
         23.2     Consent of Swidler Berlin Shereff Friedman, LLP (included in
                  Exhibit 5.1)
         24.1 Power of Attorney (included in signature page to this Registration Statement)

Item 9.  Undertakings.

(a)      The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Binghamton, State of New York, on this 10th day of August, 2000.

                                                       SEMICONDUCTOR LASER
                                                       INTERNATIONAL CORPORATION


                                                 By:/s/ Geoffrey T. Burnham
                                                 Name: Geoffrey T. Burnham
                                                 Title:Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer

                                POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Geoffrey T. Burnham, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any and all capacities to execute and sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.


       Signature                      Title                          Date

/s/Geoffrey T. Burnham  Chairman of the Board, President        August 10, 2000
----------------------  and Chief Executive Officer
Geoffrey T. Burnham     (Principal Executive Officer)

/s/Susan M. Burnham     Vice President, Treasurer and Director  August 10, 2000
-------------------
Susan M. Burnham

/s/Leonard E. Lundberg  Chief Financial Officer and             August 10, 2000
----------------------  Principal Accounting Officer
Leonard E. Lundberg

/s/George W. Hippisley  Director                                August 10, 2000
----------------------
George W. Hippisley

/s/Vincent Tomaselli    Director                                August 10, 2000
--------------------
Vincent Tomaselli

                    SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
                                    FORM S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 EXHIBIT INDEX


Exhibit Number        Description


         4.1               1995 Stock Option Plan
         5.1               Opinion of Swidler Berlin Shereff Friedman, LLP
         23.1              Consent of PricewaterhouseCoopers LLP
         23.2 Consent of Swidler Berlin Shereff Friedman, LLP (included in Exhibit 5.1)
         24.1 Power of Attorney (included in signature page to this Registration Statement)

                                                                    EXHIBIT 4.1


                   SEMICONDUCTOR LASER INTERNATIONAL CORPORATION
                              1995 STOCK OPTION PLAN

                                     Purpose

         The purpose of the Plan is to attract and retain key employees and directors of the Company and to provide such persons with a proprietary interest in the Company through the granting of Incentive Stock Options and Nonqualified Stock Options which will:

    (a) increase the interest of the employees and directors in the Company's welfare;

    (b) furnish an incentive to the employees and directors to continue their services for the Company; and

    (c) provide a means through which the Company may attract able persons to enter its employ or to serve as directors.

                                    ARTICLE I
                                   Definitions

         For the purpose of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:

         1.1      "Board" means the board of directors of the Company.

         1.2 "Change in Control" means the occurrence of any of the following events: (i) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (excluding transfer by way of pledge or hypothecation), in one transaction or a series of related transactions, of all, or substantially all, of the assets of the Company, (ii) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, (iii) any "person" (as such term is defined in Section 3(a)(9) or Section 13(d)(3) under the 1934 Act) or any "group" (as such term is used in Rule 13d-5 promulgated under the 1934 Act), other than the Company or any successor of the Company or any Subsidiary of the Company or any employee benefit plan of the Company or any Subsidiary (including such plan's trustee), becomes a beneficial owner for purposes of Rule 13d-3 promulgated under the 1934 Act, directly or indirectly, of securities of the Company representing 50.1% or more of the Company's then outstanding securities having the right to vote in the election of directors, or (iv) during any period of two consecutive years, individuals who, at the beginning of such period constituted the entire Board, cease for any reason (other than death) to constitute a majority of the directors, unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         1.3 "Code" means the Internal Revenue Code of 1986, as amended.

         1.4 "Common Stock" means the common stock which the Company is currently authorized to issue or may in the future be authorized to issue.

         1.5 "Company" means Semiconductor Laser International Corporation, a New York corporation.

         1.6 "Date of Grant" means the effective date on which an option is awarded to a Participant as set forth in the stock option agreement.

         1.7 "Fair Market Value" of the  Company's  shares of Common Stock means
(i) the closing price per share on any stock exchange on which the Common Stock is traded or quoted, including the Nasdaq Stock Market, or (ii) the mean between the closing bid and asked price per share of Common Stock in the over-the-counter market, other than on the Nasdaq Stock Market.

         1.8 "Incentive Stock Option" means an option to purchase shares of Common Stock granted to an eligible Participant pursuant to Article V and which is intended to qualify as an incentive stock option under Section 422 of the Code.

         1.9  "1934 Act" means the Securities Exchange Act of 1934, as amended.

         1.10 "Nonqualified Stock Option" means an option to purchase shares of Common Stock granted to a Participant pursuant to Article IV or Article V and which is not intended to qualify as an incentive stock option under Section 422 of the Code.

         1.11 "Participant" means any employee of the Company or any Subsidiary of the Company or any non-employee director of the Company who is, or who is proposed to be, a recipient of a Stock Option.

         1.12 "Plan" means the Semiconductor Laser International Corporation 1995 Stock Option Plan, as it may be amended from time to time.

         1.13 "Stock Dividend" means a dividend or other distribution declared on the shares of Common Stock payable in (i) capital stock of the Company or any Subsidiary of the Company, or (ii) rights, options or warrants to receive or purchase capital stock of the Company or any Subsidiary of the Company, or (iii) securities convertible into or exchangeable for capital stock of the Company or any Subsidiary of the Company, or (iv) any capital stock received upon the exercise, or with respect to, the foregoing.

         1.14 "Stock Options" shall mean any and all Incentive Stock Options and Nonqualified Stock Options granted pursuant to the Plan.

         1.15 "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of the Stock Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and "Subsidiaries" means more than one of any such corporations.

                                 ARTICLE II
                               Administration

         Subject to the terms of this Article II, the Plan shall be administered by the Compensation Committee (the "Committee") of the Board, which shall consist of at least two members. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. Each member of the Committee is required to be a "Non-Employee Director" within the meaning of Rule 16b-3 promulgated under the 1934 Act.

         The Board shall select one of its members to act as the Chairman of the Committee, and the Committee shall make such rules and regulations for its operation as it deems appropriate. A majority of the Committee shall constitute a quorum and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee. Subject to the terms hereof, the Committee shall designate from time to time the key employees to whom Stock Options will be granted, interpret the Plan, prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, and make such other determinations and take such other action as it deems necessary or advisable. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees or potential employees of the Company or a Subsidiary. Except as provided below, any interpretation, determination, or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties, including the Company and all Participants.

                                   ARTICLE III
                             Shares Subject to Plan

         The Committee may not grant Stock Options under the Plan for more than 1,000,000 shares of Common Stock of the Company (as may be adjusted in accordance with Article XII or XIII hereof). Shares to be distributed and sold may be made available from either authorized but unissued Common Stock or Common Stock held by the Company in its treasury. Shares that by reason of the expiration or unexercised termination of a Stock Option are no longer subject to purchase may be re-offered under the Plan.

                                    ARTICLE IV
                       Non-Employee Directors' Stock Options

         The provisions of this Article IV shall apply only to Nonqualified Stock Options granted under the Plan to non-employee directors of the Company.

         4.1 Eligibility. Only non-employee directors of the Company, which term shall exclude directors who are employed as consultants to the Company, shall be eligible to receive grants of Nonqualified Stock Options under this Article IV.

         4.2 Grant of Stock Options. On the effective date of the Registration Statement and on each anniversary of such date during the term of this Plan (or if such date is not a business day, then on the next succeeding business day thereafter), the Company shall grant to each non-employee director of the Company a Nonqualified Stock Option to purchase 2,500 shares of Common Stock with respect to the 12-month period following such Date of Grant. Non-employee directors appointed following a Date of Grant shall be granted, as of the commencement date of their terms, a Nonqualified Stock Option to purchase that number of shares of Common Stock equal to that pro rata portion of the 12-month period they will serve before the next Date of Grant. Each grant of Nonqualified Stock Options under this Article IV shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Nonqualified Stock Option, the option exercise price, the term of the Nonqualified Stock Option and such other terms and provisions as are consistent with the Plan.

         4.3 Option Price. The option exercise price for a Nonqualified Stock Option granted under this Article IV shall be equal to the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding anything to the contrary contained in this Section 4.3, the option exercise price of each Nonqualified Stock Option granted pursuant to this Article IV shall not be less than the par value per share of the Common Stock.

         4.4 Option Period.  All  Nonqualified  Stock Options granted under this
Article IV shall automatically vest and be exercisable in full after the expiration of six months from the Date of Grant. The period during which a Nonqualified Stock Option granted under this Article IV may be exercised shall expire ten years from the Date of Grant, unless sooner terminated pursuant to
Article VIII. No Nonqualified Stock Option granted under this Article IV may be exercised at any time after its term.

                                  ARTICLE V
                       Key Employees' Stock Options

         The provisions of this Article V shall apply only to Stock Options granted under the Plan to key employees of the Company or any of its Subsidiaries, including employee or consultant-directors of the Company:

         5.1 Eligibility. The Committee shall, from time to time, select the particular key employees of the Company and its Subsidiaries to whom the Stock Options provided under this Article V are to be granted and/or distributed in recognition of each such employee's contribution to the Company's or the Subsidiary's success. In this regard, the Committee shall consider and give appropriate weight to input from representatives of management of the Company regarding the contributions or potential contributions to the Company or a Subsidiary of certain of the employees or potential employees of the Company or a Subsidiary.

         5.2 Grant of Stock  Options.  All  grants of Stock  Options  under this
Article V shall be awarded by the Committee. Each grant of Stock Options shall be evidenced by a stock option agreement setting forth the total number of shares subject to the Stock Option, the option exercise price, the term of the Stock Option, and such other terms and provisions as are approved by the Committee, but, except to the extent permitted herein, are not inconsistent with the Plan. In the case of an Incentive Stock Option, the stock option agreement shall also include provisions that may be necessary to assure that the option is an incentive stock option under the Code. The Company shall execute stock option agreements upon instructions from the Committee.

         5.3 Option Price. The option price for a Nonqualified Stock Option shall be equal to the Fair Market Value per share of the Common Stock on the Date of Grant. The option price for an Incentive Stock Option shall be determined by the Committee and shall be an amount not less than the Fair Market Value per share of the Common Stock on the Date of Grant; the Committee shall determine the Fair Market Value of the Common Stock on the Date of Grant, and shall set forth the determination in its minutes. Notwithstanding anything to the contrary contained in this Section 5.3, the exercise price of each Stock Option granted pursuant to the Plan shall not be less than the par value per share of the Common Stock.

         5.4 Option Period. The option period will begin and terminate on the respective dates specified by the Committee, but may not terminate later than ten years from the Date of Grant. No Stock Option granted under the Plan may be exercised at any time after its term. The Committee may provide for the exercise of Stock Options in installments and upon such terms, conditions and restrictions as it may determine. The Committee shall have the right to accelerate the time at which any Stock Option granted to an employee (including an employee director) shall become exercisable. In the event of the retirement of an employee of the Company or a Subsidiary in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, all unmatured installments of Stock Options outstanding shall automatically be accelerated and exercisable in full in accordance with the provisions of Article VIII.

                                 ARTICLE VI
                      Limits on Incentive Stock Options

         6.1 Stock Ownership Limitation. No Incentive Stock Option may be granted to an employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries. This limitation will not apply if the option price is at least 110% of the Fair Market Value of the Common Stock on the Date of Grant and the option is not exercisable more than five years from the Date of Grant.

         6.2 Option Period. Notwithstanding the provisions of Sections 5.4 hereof, if a Participant owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company (or any Subsidiary of the Company) and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the Date of Grant.

         6.3 Limitation on Exercises of Shares Subject to Incentive Stock Options. To the extent required by the Code for incentive stock options, the exercise of Incentive Stock Options granted under the Plan shall be subject to the $100,000 calendar year limit as set forth in Section 422(d) of the Code.

         6.4 Disqualifying Disposition. If stock acquired upon exercise of an Incentive Stock Option is disposed of by a Participant prior to the expiration of either two years from the Date of Grant of such option or one year from the transfer of shares to the Participant pursuant to the exercise of such option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other option granted under the Plan as an incentive stock option within the meaning of Section 422 of the Code.

                                  ARTICLE VII
                            Exercise of Stock Options

         Full payment for shares purchased upon exercise of a Stock Option shall be made in cash or by the Participant's delivery to the Company of shares of Common Stock which have a Fair Market Value equal to the option price (or in any combination of cash and shares of Common Stock having an aggregate Fair Market Value equal to the option price). No shares may be issued until full payment of the purchase price therefor has been made, and a Participant will have none of the rights of a stockholder until shares are issued to him.

                                  ARTICLE VIII
                        Termination of Employment or Service

         In the event a Participant who is an employee of the Company (including any employee-director) or any Subsidiary shall cease to be employed by the Company or a Subsidiary, or a Participant who is a non-employee director of the Company shall cease to serve as a director of the Company, for any reason other than death, disability or retirement, such Participant's Stock Options may be exercised by the Participant for a period of one hundred eighty (180) days after the Participant's termination of employment or service, as the case may be, or until expiration of the applicable Option Period (if sooner) to the extent of the shares with respect to which such Stock Options could have been exercised by the Participant on the date of termination, and thereafter to the extent not so exercised, such Stock Options shall terminate. In addition, a Participant's Stock Options may be exercised as follows in the event of such Participant's death, disability or retirement:

          (a) Death. In the event of death while employed or while serving as a non-employee director, as the case may be, the Stock Option may be exercised, for a period of one hundred eighty (180) days after the Participant's death or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of the
     Participant's death, by the Participant's estate or personal representative, or by the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the Participant's death; and

          (b) Disability Or Retirement. In the event of termination of employment of an employee (or termination of service in the case of a non-employee director) as the result of a total and permanent disability (as defined in Section 22(e) of the Code) or as the result of retirement in accordance with the standard retirement policies of the Company or the Subsidiary, as the case may be, the Stock Option may be exercised by the Participant or his guardian for a period of one hundred eighty (180) days after such termination or until expiration of the Stock Option period (if sooner), to the extent of the shares with respect to which the Stock Option could have been exercised by the Participant on the date of such termination, after taking into account any acceleration of unmatured installments of Stock Options pursuant to Section

         Notwithstanding the foregoing, individual grants of Stock Options to employees of the Company or any Subsidiary under the Plan may provide, pursuant to the terms of the particular stock option agreement, more restrictive terms than those contained in this Plan concerning any exercise of such Stock Options with respect to any termination of employment by such Participants.

                                  ARTICLE IX
                         Amendment or Discontinuance

         Subject to the limitations set forth in this Article IX, the Board may at any time, without the consent of the Participants, alter, amend, revise, suspend, or discontinue the Plan, provided that such action shall not, without obtaining the approval of the stockholders of the Company, (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. Subject to the foregoing limitations, the Board may amend the Plan or modify the agreements evidencing same in order to comply with any exemption from the operation of Section 16(b) of the 1934 Act. The Board may not amend the provisions of Article IV more than once during any six month period unless such amendment is deemed necessary in order to comply with the provisions of the Code or the treasury regulations promulgated thereunder. The Committee may also substitute new Stock Options for Stock Options previously granted to employees of the Company or any of its Subsidiaries, including previously granted Stock Options having higher exercise prices.

                                   ARTICLE X
                               Effect of the Plan

         Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any director, officer or employee any right to be granted a Stock Option to purchase or receive Common Stock of the Company or any other rights except as may be evidenced by a stock option agreement, or any amendment thereto, duly authorized by and executed on behalf of the Company and then only to the extent of and upon the terms and conditions expressly set forth therein.

                                   ARTICLE XI
                                      Term

         The Plan shall be submitted to the Company's stockholders for their approval; however, Stock Options may be granted under the Plan prior to the time of stockholder approval. Unless sooner terminated by action of the Board, the Plan will terminate on the 25th day of October, 2005. Stock Options under the Plan may not be granted after that date, but Stock Options granted before that date will continue to be effective in accordance with their terms and conditions.

                                   ARTICLE XII
                               Capital Adjustments

         If at any time while the Plan is in effect or unexercised Stock Options are outstanding there shall be any increase or decrease in the number of issued and outstanding shares of Common Stock through the declaration of a Stock Dividend or through any recapitalization resulting in a stock split, combination, or exchange of shares of Common Stock, then and in such event:

         (i) An appropriate adjustment shall be made in the maximum number of shares of Common Stock then subject to being awarded under grants pursuant to the Plan, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock shall continue to be subject to being so awarded; and

         (ii) Appropriate adjustments shall be made in the number of shares of Common Stock and the exercise price per share thereof then subject to purchase pursuant to each such Stock Option previously granted and unexercised, to the end that the same proportion of the Company's issued and outstanding shares of Common Stock in each instance shall remain subject to purchase at the same aggregate exercise price.

         Any fractional shares resulting from any adjustment made pursuant to this Article XII shall be eliminated for the purposes of such adjustment. Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock then subject to outstanding Stock Options granted under the Plan.

                                 ARTICLE XIII
                  Recapitalization, Merger and Consolidation

         (a) The existence of this Plan and Stock Options granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Subject to any required action by the stockholders, if the Company shall be the surviving or resulting corporation in any merger or consolidation, any outstanding Stock Option granted hereunder shall pertain to and apply to the securities or rights (including cash, property or assets) to which a holder of the number of shares of Common Stock subject to the Stock Option would have been entitled.

         (c) In the event of any merger or consolidation pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of such outstanding Stock Option that number of shares of each class of stock or other securities or that amount of cash, property or assets of the surviving or consolidated company which were distributed or distributable to the stockholders of the Company in respect of each share of Common Stock held by them, such outstanding Stock Options to be thereafter exercisable for such stock, securities, cash or property in accordance with their terms. Notwithstanding the foregoing, however, all such Stock Options may be canceled by the Board as of the effective date of any such reorganization, merger or consolidation, or of any proposed sale of substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares subject to such outstanding Stock Options, including shares as to which such Stock Option would not otherwise be exercisable.

         (d) In the event of a Change in Control of the Company, then, notwithstanding any other provision in the Plan to the contrary, all unmatured installments of Stock Options outstanding shall thereupon automatically be accelerated and exercisable in full.

         (e) In case the Company shall, at any time while any Stock Option under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant may thereafter receive upon exercise hereof (in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive) the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation, or winding up with respect to each share of Common Stock of the Company. In the event that the Company shall, at any time prior to the expiration of any Stock Option make any partial distribution of its assets in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of retained earnings or earned surplus and designated as such), then in such event the exercise prices then in effect with respect to each option shall be reduced, as of the payment date of such distribution, in proportion to the percentage reduction in the tangible book value of the shares of the

                  Company's Common Stock (determined in accordance with generally accepted accounting principles) resulting by reason of such distribution; provided, that in no event shall any adjustment of exercise prices in accordance with the terms of the Plan result in any exercise prices being reduced below the par value per share of the Common Stock.

         (f) Upon the occurrence of each event requiring an adjustment of the exercise price and/or the number of shares purchasable pursuant to Stock Options granted pursuant to the terms of this Plan, the Company shall mail forthwith to each Participant a copy of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant, except as to any Participant who contests such computation by written notice to the Company within thirty
                  (30) days after receipt thereof by such Participant.

                                    ARTICLE XIV
                      Options in Substitution for Stock Options
                             Granted by Other Corporations

         Stock Options may be granted under the Plan from time to time in substitution for such stock options held by employees of a corporation who become or are about to become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by either of the foregoing of stock of the employing corporation as the result of which it becomes a Subsidiary The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the options in substitution for which they are granted.

                                    ARTICLE XV
                             Miscellaneous Provisions

         15.1 Exercise of Stock Options. Stock Options granted under the Plan may be exercised during the option period, at such times and in such amounts, in accordance with the terms and conditions and subject to such restrictions as are set forth herein and in the applicable stock option agreements; provided, however, that Stock Options shall not be exercisable at any time during the six month period which begins on the Date of Grant. Notwithstanding anything to the contrary contained herein, Stock Options may not be exercised, nor may shares be issued pursuant to a Stock Option (i) until the expiration of six months from the date that the Plan is approved by the stockholders of the Company, if necessary to comply with Rule 16b-3 promulgated under the 1934 Act or with the applicable rules or regulations of any stock exchange or inter-dealer quotation system on which the Common Stock is listed or quoted or (ii) if any necessary listing of the shares on a Stock Option, the date of grant (for the purposes of Section 16 of the 1934 Act and the rules promulgated thereunder) of such Stock Option shall be deemed to be the date of stockholder approval of the Plan.

         15.2 Non-Assignability. A Stock Option granted to a Participant may not be transferred or assigned, other than (i) by will or the laws of descent and distribution or (ii) pursuant to the terms of a qualified domestic relations order (as defined in Section 401 (a)(13) of the Code or Section 206(d)(3) of the Employee Retirement Income Security Act of 1974, as amended), provided, that in the case of an Incentive Stock Option, such transfer or assignment may occur only to the extent it will not result in disqualifying such option as an incentive stock option under section 422 of the Code, or any successor provision. Subject to the foregoing, during a Participant's lifetime, Stock Options granted to a Participant may be exercised only by the Participant or, provided the particular stock option agreement so provides, by the Participant's guardian or legal representative.

         15.3 Investment Intent. The Company may require that there be presented to and filed with it by any Participant(s) under the Plan, such evidence as it may deem necessary to establish that the Stock Options granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.

         15.4 Allotment of Shares. The Committee shall determine the number of shares of Common Stock to be offered from time to time by grant of Stock Options to employee-Participants under the Plan. The grant of a Stock Option to a Participant shall not, by itself, be deemed either to entitle the Participant to, or to disqualify the Participant from, participation in any other grant of Stock Options under the Plan.

         15.5 No Right to Continue Employment. Nothing in the Plan or in any Stock Option confers upon any employee the right to continue in the employ of the Company or interferes with or restricts in any way the right of the Company to discharge any employee at any time (subject to any contract rights of such employee).

         15.6 Stockholders' Rights. The holder of a Stock Option shall have none of the rights or privileges of a stockholder except with respect to shares which have been actually issued.

         15.7 Tax Requirements. Any employee who exercises any Stock Option shall be required to pay the Company the amount of all taxes which the Company is required to withhold as a result of the exercise of the Stock Option. With respect to an Incentive Stock Option, in the event of a subsequent disqualifying disposition of Common Stock within the meaning of Section 422 of the Code, such payment of taxes may be made in cash, by check or through the delivery of shares of Common Stock which the employees then owns, which shares have an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof. With respect to the exercise of a Nonqualified Stock Option by a Participant who is an officer, director or 10% stockholder of the Company (as determined by reference to Section 16(b) of the 1934 Act and the rules promulgated thereunder), the participant's obligation to pay such taxes shall only be satisfied by the Company's withholding of that number of whole shares of Common Stock otherwise issuable upon such exercise which have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. With respect to the exercise of a Nonqualified Stock Option by any Participant who is not such an officer, director or 10% stockholder of the Company, such Participant's obligation to pay such taxes may be satisfied by the following, or any combination thereof: (i) the delivery of cash to the Company in an amount necessary to satisfy the required tax withholding obligation of the Company and/or (ii) the actual delivery by the exercising Participant to the Company of shares of Common Stock which the Participant owns and/or the Company's withholding of a number of shares to be delivered upon the exercise of the Stock Option), which shares so delivered or withheld have an aggregate Fair Market Value which equals or exceeds (if necessary to avoid the issuance of fractional shares) the required tax withholding payment. Any such withholding payments with respect to the exercise of a Nonqualified Stock Option made by a Participant in cash or by actual delivery of shares of Common Stock shall be required to be made within thirty (30) days after the delivery to the Participant of any certificate representing the shares of Common Stock acquired upon exercise of the Stock Option.

         15.8 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

                                 ARTICLE XVI
                               Effective Date

         The effective date of the Plan shall be October 25, 1995, that is, the date on which it was approved and adopted by the Board.

                                                                  EXHIBIT 5.1


                                                     August 10, 2000


Semiconductor Laser International Corporation
15 Link Drive
Binghamton, New York 13904

Ladies and Gentlemen:

         On the date hereof, Semiconductor Laser International Corporation, a Delaware corporation (the "Company"), intends to transmit for filing with the Securities and Exchange Commission a Registration Statement under the Securities Act of 1933, as amended, on Form S- 8 (the "Registration Statement") relating to 1,000,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company which are being offered pursuant to the Company's 1995 Stock Option Plan (the "Plan"). This opinion is an exhibit to the Registration Statement.

         We have at times acted as special counsel to the Company with respect to certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Shares by the Company as contemplated by the Registration Statement. However, we are not general counsel to the Company and would not ordinarily be familiar with or aware of matters relating to the Company unless they are brought to our attention by representatives of the Company.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Company's Certificate of Incorporation as presently in effect, (ii) its Restated By-Laws as presently in effect, (iii) minutes and other instruments evidencing actions taken by its directors, (iv) the Plan and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. In our examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures and the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

         Except as provided in the next sentence, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America. To the extent that matters concerning the Delaware General Corporation Law are involved in the opinions expressed below, our opinions are based solely upon our reasonable familiarity with the Delaware General Corporation Law based on our reading of standard



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published compilations of such laws. We express no opinion as to the application of the securities or "Blue Sky" laws of any state, including the State of Delaware and the State of New York, to the offer and/or sale of the Shares.

         Based on the foregoing, and subject to and in reliance on the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares which will be issued pursuant to the Plan have been duly authorized and, subject to the effectiveness of the Registration Statement and compliance with applicable securities or other laws of the states of the United States in which the Shares will be offered and/or sold, when issued and paid for in accordance with the terms set forth in the Plan and applicable stock option agreements, will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States which relate to the offer and sale of the Shares which are the subject of this opinion.

         This opinion is as of the date hereof and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.


                                                     Very truly yours,



                                            SWIDLER BERLIN SHEREFF FRIEDMAN, LLP

SBSF:RAG:GA:RMF:CJS



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                                                                  EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


        We hereby consent to the incorporation by reference in this Registration Statement of Semiconductor Laser International Corporation on Form S-8 of our report dated February 18, 2000, except as to Note 9 which is dated March 27, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Semiconductor Laser International Corporation for the year ended December 31, 1999.



PRICEWATERHOUSECOOPERS LLP

Syracuse, New York
August 9, 2000



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